Exhibit (d)(4)

NorthStar/Townsend 877.940.8777 INSTITUTIONAL REAL ESTATE FUND NorthStarSecurities.com/Townsend Subscription Agreement Instructions to Investors Share Classes A, C & I PROSPECTUS DATED Please carefully read the Prospectus of NorthStar/Townsend Institutional Real Estate Fund Inc. (“the Fund”), as supplemented to date, before deciding to invest in shares of common stock, par value of $0.001 per share, of the Fund (“the Shares”). Person(s) desiring to subscribe may complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. The Fund’s distributor or person designated by the Fund’s distributor will send each shareholder a confirmation of his or her purchase after they have been admitted as a shareholder. 1. Investment A minimum investment of $2,500 is required for Class A and Class C Shares and a minimum investment of $25,000 is required for Class I Shares; however, the Fund reserves the right to waive investment minimums. A check for the full purchase price of the shares subscribed for should be made payable to “NorthStar/Townsend Institutional Real Estate Fund Inc.” or “NorthStar/Townsend”. Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Purchase” box. For purchases of Class A Shares, the “Additional Purchase” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Please see the section of the Prospectus entitled “Plan of Distribution” for more information. A completed Subscription Agreement is required for each initial investment. 2. Share Class Selection Please consult with your financial representative and check the appropriate box to indicate the class of Shares you intend to purchase. 3. Form of Ownership Please check the appropriate box to indicate the type of entity or type of individuals subscribing. • Corporation: An authorized officer must sign. Articles of incorporation must be provided. • Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. Title and signature pages of the partnership agreement must be provided. • Estate: The personal representative must sign and letters of testamentary or letters of administration or a small estate affidavit must be provided. • Pension Plan, 401K, PSP and Trust: Each trustee must sign. For a trust, please provide the title and signature pages of the trust or a trust certification form. • Individual Owner: Owner must sign. • Joint Tenant With Rights of Survivorship: Each joint tenant must sign. • Community Property: All parties must sign. • IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment. • Tenants in Common and Tenants by Entirety: Each tenant must sign. • Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign (this may or may not be the minor’s parent). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

4. Investor Registration Information Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of each investor. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. 5. Distribution Information Complete this section to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the DRP. You must indicate the percentage of each distribution to be applied to each option selected and the sum of DRP and cash allocations must equal 100%. (If you do not complete this section, cash distributions will be paid to the custodian for custodial accounts or the registered owner at the address in Section 4 for non-custodial accounts.) 6. Automatic Investment Program (AIP) If you would like to invest automatically in the Fund on a monthly or quarterly basis, please complete the information in Section 6 regarding the frequency of such investments, the amount to be invested each period and the date on which the investment is to be made. Indicate whether it is a checking or savings account, and enter the name of the institution, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. PLEASE NOTE: AIP is not available for investments made through a broker controlled or custodial held account. Your bank must be a member of the Automated Clearing House (ACH). 7. Go Paperless Please indicate if you authorize the Fund to provide its reports and updates to you by making such information available on its website, www.NorthStarSecurities.com and notifying you via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents at any time by visiting www.NorthStarSecurities.com and clicking on Investor Login to login to my account to change my selections. 8. Subscriber Signatures Subscriber must sign taxpayer Identification certification. 9. Broker-Dealer/Registered Representative/Registered Investment Advisor Information This Section is to be completed by the registered representative or registered investment advisor AND the broker-dealer. 10. Payment Instructions Payment may be made by check or wire transfer. The signed Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed Subscription Agreement and payment can then be mailed via Regular or Overnight Delivery to the address in Section 10.
NSTOWNSEND-INST_12.2016

NorthStar/Townsend 877.940.8777 INSTITUTIONAL REAL ESTATE FUND NorthStarSecurities.com/Townsend Subscription Agreement Share Classes A, C & I 1. Investment Make checks payable to NorthStar/Townsend Institutional Real Estate Fund Inc. State of Sale $ Investment Amount Initial Investment Additional Purchase (minimum is $2,500 for Class A and Class C Shares and $25,000 for Class I Shares; however, the Fund reserves ttie right to waive investment minimums) (minimum is $100 for Class A and Class C Shares and in any amount for Class I Shares; however, the Fund reserves the right to waive investment minimums) 2. Share Class Selection (required) Share Class A Fund Number 4110 Share Class C | Fund Number 4112 Volume Discount Purchase (only applies to Class A purchases, minimum is $50,000) Check this box if investor is purchasing through a Registered Investment Advisor (RIA) or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee). Share Class I| Fund Number 4114 3. Form of Ownership Corporation1 Partnership2 Estate3 Pension Plan KEOGH Plan 401K PSP Trust: 4 date Other: please specify Name of Trust/Corporation/Plan/Other SSN or TIN of Trust/Corporation/Plan/Other Required documentation: 1) Articles of incorporation. 2) Title and signature pages ot the partnership agreement. 3) Letters of testamentary or letters of administration or a small estate affidavit. 4) Title and signature pages of the trust or a trust certification form. Individual Individual TOD5 □ Joint Tenant (with rights of survivorship) Joint Tenant TOD5 (with rights of survivorship) Community Property Traditional IRA SEP IRA □ Simple IRA Beneficiary IRA6 Roth IRA Tenants in Common Tenants by Entirety n UGMA: state of UTMA: state of 5) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.NorthStarSecurities.com/CRE fund. 6) Please include deceased person’s name, SSN, date of birth and date of death in Section 4 under Co-lnvestor/Co-Trustee. Custodian or Third Party Administrator Information 8 (if applicable) Name of Custodian/Third Party Administrator Mailing Address City State Zip Code Custodian/Third Party Administrator Telephone Number Custodian TIN Custodian Account Number 7) The Custodian must sign and provide a Medallion Signature Guarantee in Section 8. 8) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements.

4. Investor Registration Information Investor/Trustee/Authorized Signer Residential Address (no P.O. Boxes) SSN/TIN DOB (mm/dd/yy) City □ Non U.S. Citizen Country of Citizenship State Zip Code Co-Investor/Co-Tmstee/Co-Authorized Signer Mailing Address (if different from above) SSN/TIN City DOB (mm/dd/yy) DOD (mm/dd/yy for Beneficiary IRA) State Zip Code Non U.S. Citizen Country of Citizenship E-mail Daytime Telephone Evening Telephone 5. Distribution Information Distribution Reinvestment Plan (DRP)* % Fill out information below If you checked Cash: Send check to a third party or Cash: Direct Deposit via ACH. • In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 4 or your Custodian for deposit In your Custodial account cited in Section 3. Financial Institution/Third Party Cash Distribution (Choose One Only) Address Cash: Send check to my Custodian in Section 3. (custodian accounts only) % City Cash: Send check to the address in Section 4. (non-custodian accounts only) % State Zip Code Cash: Send check to a third party - fill out information to the right. (non-custodian accounts only) % ABA Routing Number (Direct Deposit via ACH only) Cash: Direct Deposit via ACH - fill out information to the right. (non-custodian accounts only) % Account Number Total of DRP and Cash 100% Checking | Savings Brokerage/Other (attach a voided, pre-printed check or deposit slip) (send check to a third party only)

6. Automatic Investment Plan (AIP) AIP permits automatic investments into the Fund by authorizing it to deduct money directly from your account every month. Your bank must be a member of Automated Clearing House (ACH). If you choose this option, please complete this section and attach a voided check. PLEASE NOTE: AIP does not apply to broker controlled or custodial held accounts. $ Transfer amount from my bank account ($100 minimum; however, the Fund reserves the right to waive investment minimums). Beginning on Date: Withdraw on Day of month: □ Monthly □ Quarterly □ Checking Savings Name of Depository Institution Depository Institution Mailing Address City State Zip Code Bank ABA # (for ACH only) Account # Must enclose a voided check if it is a checking account or bank verification information if it is a savings account. PLEASE NOTE: If the AIP date falls on a holiday or weekend, the deduction from your checking or savings account will occur on the next business day. 7. Go Paperless *** initials Email □ In lieu of receiving paper documents*, I authorize the Fund to make available on Its website, www.NorthStarSecurities.com: quarterly investor statements, semi-annual reports, annual reports, proxy statements, prospectus supplements or other documents required to be delivered to me, as well as any investment or marketing updates and to notify me via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents by visiting www.NorthStarSecurities.com and clicking on Investor Login to login to my account to change my selections. * E-delivery does not include New Account Statements or Trade Confirmations.

8. Subscriber Signatures Taxpayer Identification Number Certification (required): Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Sen/ice does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor/Trustee/Authorized Signer Date Signature of Co-Investor/Co-Trustee/ Co-Authorized Signer/Custodian Date When signing as a custodian, a Medallion Signature Guarantee is required. Medallion Signature Guarantee

9. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete) The Registered Representative (RR) or RIA must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence, or the state in which the sale was made, if different. Broker-Dealer/FIIA Firm Registered Representative/RIA Registered Representative #/Branch # Mailing Address City State Zip Code E-mail Telephone Facsimile The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any. to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have fully complied with the suitability requirements pursuant to FINRA Rule 2111, including having a reasonable basis to believe that a recommended transaction or investment strategy is suitable for the investor, based on the investor’s profile, which includes, but is not limited to, the investor’s age, other investments, financial situation and needs, tax status, investment objectives, investment experience, investment time horizon, liquidity needs, risk tolerance, and any other information the investor may disclose in connection with such recommendation. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act. the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm’s current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar/ Townsend Institutional Real Estate Fund Inc. RIAs must complete the following: Registered Representatives must complete the following: Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA. I hereby certify that I hold a Series 7, Series 6 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. State Signature of Registered Representative/RIA Signature of Broker-Dealer or RIA Firm/Authorized Principal (if required by Broker-Dealer) Date Date 10. Payment Instructions By mail - Checks should be made payable to NorthStar/Townsend Institutional Real Estate Fund Inc. Forward the Subscription Agreement and payment to: Regular mail Express/Overnight delivery NorthStar/Townsend Institutional Real Estate Fund Inc. NorthStar/Townsend Institutional Real Estate Fund Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. P.O. Box 219923 430 West 7th Street Kansas City, MO 64121-9923 Kansas City, MO 64105-1407 Wire transfers - Please reference subscriber’s name. UMB Bank, N.A. ABA Routing Number -101000695 Account Number - 9871879666 Reference - NorthStar/Townsend Institutional Real Estate Fund Inc.